Exhibit 99.2

TABLE OF CONTENTS

1 **EARNINGS RELEASE** ..... i – vi

2 **FINANCIAL SUMMARY**

- Condensed Consolidated Balance Sheets 1
- Condensed Consolidated Statements of Operations 2
- Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information 3
- Supplemental Financial Statement Detail 4
- Same Store Net Operating Income 5
- Capitalization 6
- Covenants 7
- Consolidated Debt Summary 8
- Summary of Indebtedness 9

3 **TRANSACTION SUMMARY**

- Development Projects 10-13
- Acquisitions and Dispositions 14

4 **PORTFOLIO SUMMARY**

- Retail Market Summary 15
- Retail Operating Portfolio Occupancy 16
- Top Retail Tenants 17
- Retail Leasing Activity Summary 18
- Retail Lease Expirations 19

5 **OTHER INFORMATION**

- Non-GAAP Financial Measures and Reconciliations 20-23

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER AND YEAR TO DATE RESULTS
Oak Brook, IL – October 30, 2018 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2018.
FINANCIAL RESULTS
For the quarter ended September 30, 2018, the Company reported:

▪	Net income attributable to common shareholders of $12.8 million, or $0.06 per diluted share, compared to $33.5 million, or $0.15 per diluted share, for the same period in 2017;

▪	Funds from operations (FFO) attributable to common shareholders of $54.3 million, or $0.25 per diluted share, compared to $57.1 million, or $0.25 per diluted share, for the same period in 2017; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $58.0 million, or $0.26 per diluted share, compared to $59.3 million, or $0.26 per diluted share, for the same period in 2017.

For the nine months ended September 30, 2018, the Company reported:

▪	Net income attributable to common shareholders of $65.5 million, or $0.30 per diluted share, compared to $134.5 million, or $0.57 per diluted share, for the same period in 2017;

▪	FFO attributable to common shareholders of $164.3 million, or $0.75 per diluted share, compared to $118.3 million, or $0.51 per diluted share, for the same period in 2017; and

▪	Operating FFO attributable to common shareholders of $168.8 million, or $0.77 per diluted share, compared to $189.1 million, or $0.81 per diluted share, for the same period in 2017.
OPERATING RESULTS
For the quarter ended September 30, 2018, the Company’s portfolio results were as follows:

▪	3.8% increase in same store net operating income (NOI) over the comparable period in 2017;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 94.1% at September 30, 2018, up 50 basis points from 93.6% at June 30, 2018 and up 20 basis points from 93.9% at September 30, 2017;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.0% at September 30, 2018, up 50 basis points from 93.5% at June 30, 2018 and up 130 basis points from 92.7% at September 30, 2017;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $19.36 at September 30, 2018, up 4.6% from $18.50 ABR per occupied square foot at September 30, 2017;

▪	999,000 square feet of retail leasing transactions comprised of 140 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 8.0% on new leases, containing 220 basis points of annual contractual rent increases, and 5.8% on renewal leases for a blended re-leasing spread of 6.3%.

■ Retail Properties of America, Inc.
T: 855.247.RPAI
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the nine months ended September 30, 2018, the Company’s portfolio results were as follows:

▪	2.1% increase in same store NOI over the comparable period in 2017;

▪	2,325,000 square feet of retail leasing transactions comprised of 365 new and renewal leases; and

▪	Positive comparable cash leasing spreads of 8.7% on new leases, containing 220 basis points of annual contractual rent increases, and 5.5% on renewal leases for a blended re-leasing spread of 5.9%.
“The RPAI team delivered yet another strong quarter led by our same store NOI growth of 3.8%,” stated Steve Grimes, chief executive officer. “Our operating portfolio continues to demonstrate its strength and resiliency, solidifying our conviction around our $400 million in expansion and redevelopment starts in 2019. Our balance sheet and liquidity are in check, our team is eager to grow, and we are operating on all fronts to capitalize on our value creation initiatives.”
INVESTMENT ACTIVITY
Acquisitions
The Company is under contract to acquire One Loudoun Uptown, a 58 acre land parcel, of which 32 acres are developable, located adjacent to One Loudoun Downtown, an existing multi-tenant retail asset located in the Washington, D.C. metropolitan statistical area, for a gross purchase price of $25.0 million. This transaction is expected to close during the fourth quarter of 2018, subject to satisfaction of customary closing conditions.
Dispositions
Year to date, the Company has completed property dispositions totaling $193.0 million, the sale of development air rights for $12.0 million and the sale of a land parcel and the rights to develop eight residential units at One Loudoun Downtown for $1.8 million.
The Company is under contract to sell one non-target multi-tenant retail asset for $8.5 million and one single-user retail asset for $25.9 million, both of which are expected to close during the fourth quarter of 2018, subject to satisfaction of customary closing conditions. The Company is also under contract to sell land and the rights to develop 22 residential units at One Loudoun Downtown for $5.0 million. The sale of land and development rights is expected to close in two phases by early 2019, subject to satisfaction of customary closing conditions.
One Loudoun Downtown Expansion – Joint Venture
During the quarter, the Company entered into a development joint venture agreement for the expansion of pads G and H at One Loudoun Downtown. The project encompasses the construction of 378 residential rental units and up to approximately 66,600 square feet of commercial space. The joint venture facilitates the construction and management of the residential units and construction of a portion of the commercial space, which will be delivered to the Company once complete.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of September 30, 2018, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.82%, a weighted average maturity of 5.1 years and a net debt to adjusted EBITDAre ratio of 5.1x.
During the quarter, the Company repaid $67.2 million of mortgage debt, excluding amortization, with a weighted average interest rate of 6.06% and incurred prepayment penalties of $4.8 million. In addition, the Company entered into two forward-starting interest rate swap agreements to effectively fix the interest rate on the Term Loan Due 2023 at 2.85%, plus the applicable credit spread, effective November 23, 2018, upon maturity of the existing swaps, through November 22, 2023.

Year to date, the Company has repaid $178.0 million of total debt, excluding amortization, with a weighted average interest rate of 4.46% and incurred prepayment penalties of $5.8 million.
Common Stock Repurchases
To date in 2018, the Company has repurchased 4.1 million shares of common stock under its stock repurchase program at an average price per share of $12.12 for $49.7 million. These repurchases consist of (i) 2.6 million shares repurchased during the third quarter at an average price per share of $12.13 for $31.2 million, including 0.9 million shares repurchased in September 2018 for $10.5 million, which settled in October 2018 and (ii) 1.5 million shares repurchased in early October 2018 at an average price per share of $12.11 for $18.5 million.
2018 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.36 to $0.38 per diluted share in 2018. The Company is maintaining its 2018 Operating FFO attributable to common shareholders guidance range of $1.00 to $1.02 per diluted share based, in part, on the following assumptions:

▪	Same store NOI growth of 2.0% to 2.5%, no change from the midpoint of the previous range of 1.75% to 2.75%;

▪	Acquisitions of approximately $75 million including repurchases of common stock, an increase of $25 million from the midpoint of the previous range of $25 to $75 million;

▪	Property dispositions of approximately $200 million; and

▪	General and administrative expenses of $40 to $42 million, excluding the impact on earnings from executive separation.
DIVIDEND
On October 24, 2018, the Company declared the fourth quarter 2018 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on January 10, 2019 to Class A common shareholders of record on December 27, 2018.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, October 31, 2018 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on October 31, 2018 until midnight (ET) on November 14, 2018. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13682719.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of September 30,

2018, the Company owned 105 retail operating properties in the United States representing 19.5 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, gain on sale and impairment charges on assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income (non-cash), amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense, straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three and nine months ended September 30, 2018 represents NOI from the Company’s same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. NOI from Other Investment Properties for the three and nine months ended September 30, 2018 represents NOI primarily from (i) properties acquired during 2017, (ii) Reisterstown Road Plaza, which is in active redevelopment, (iii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment, (iv) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, (v) the properties that were sold or held for sale in 2017 and 2018, including Schaumburg Towers, and (vi) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on depreciable property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains (or losses) from sales of depreciable property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as (i) the impact on earnings from executive separation, (ii) impairment charges on non-depreciable real estate and (iii) gains on the sale of non-depreciable real estate, if any. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDAre is a supplemental non-GAAP financial measure and should not be considered an alternative to “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Julie Swinehart
Executive Vice President, Chief Financial Officer and Treasurer
Retail Properties of America, Inc.
(630) 634-4225

v

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2018
	Low	High

Net income attributable to common shareholders	$0.36	$0.38
Depreciation and amortization of depreciable real estate	0.79	0.79
Provision for impairment of investment properties	0.01	0.01
Gain on sales of depreciable investment properties	(0.18)	(0.18)
FFO attributable to common shareholders	$0.98	$1.00

Impact on earnings from the early extinguishment of debt	0.03	0.03
Gain on sale of non-depreciable investment property	(0.02)	(0.02)
Impact on earnings from executive separation	0.01	0.01
Other	—	—
Operating FFO attributable to common shareholders	$1.00	$1.02

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2018	December 31, 2017
Assets
Investment properties:
Land	$1,041,251	$1,066,705
Building and other improvements	3,588,653	3,686,200
Developments in progress	23,106	33,022
	4,653,010	4,785,927
Less accumulated depreciation	(1,281,367)	(1,215,990)
Net investment properties	3,371,643	3,569,937

Cash and cash equivalents	29,702	25,185
Accounts and notes receivable (net of allowances of $7,723 and $6,567, respectively)	74,623	71,678
Acquired lease intangible assets, net	103,386	122,646
Assets associated with investment properties held for sale	—	3,647
Other assets, net	78,102	125,171
Total assets	$3,657,456	$3,918,264

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $837 and $1,024, respectively, unamortized discount of $(547) and $(579), respectively, and unamortized capitalized loan fees of $(388) and $(615), respectively)	$206,104	$287,068
Unsecured notes payable, net (includes unamortized discount of $(764) and $(853), respectively, and unamortized capitalized loan fees of $(3,027) and $(3,399), respectively)	696,209	695,748
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,250) and $(2,730), respectively)	447,750	547,270
Unsecured revolving line of credit	209,000	216,000
Accounts payable and accrued expenses	76,794	82,698
Distributions payable	36,312	36,311
Acquired lease intangible liabilities, net	89,351	97,971
Other liabilities	76,557	69,498
Total liabilities	1,838,077	2,032,564

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 217,852 and 219,237 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	218	219
Additional paid-in capital	4,547,158	4,574,428
Accumulated distributions in excess of earnings	(2,733,559)	(2,690,021)
Accumulated other comprehensive income	5,562	1,074
Total equity	1,819,379	1,885,700
Total liabilities and equity	$3,657,456	$3,918,264

3rd Quarter 2018 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018		2017
Revenues
Rental income	$90,975	$100,977	$278,076		$316,968
Tenant recovery income	26,817	28,024	80,090		88,334
Other property income	1,345	1,518	4,977		6,249
Total revenues	119,137	130,519	363,143		411,551

Expenses
Operating expenses	17,596	19,572	57,235	(a)	62,440
Real estate taxes	18,037	21,863	56,206		65,229
Depreciation and amortization	43,169	51,469	132,107		157,268
Provision for impairment of investment properties	—	45,822	1,316		58,856
General and administrative expenses	9,160	7,785	31,929		29,368
Total expenses	87,962	146,511	278,793		373,161

Operating income (loss)	31,175	(15,992)	84,350		38,390

Interest expense	(21,336)	(21,110)	(56,918)		(128,077)
Other income (expense), net	303	(76)	853		380
Income (loss) from continuing operations	10,142	(37,178)	28,285		(89,307)
Gain on sales of investment properties	2,692	73,082	37,211		230,874
Net income	12,834	35,904	65,496		141,567
Preferred stock dividends	—	(2,362)	—		(7,087)
Net income attributable to common shareholders	$12,834	$33,542	$65,496		$134,480

Earnings per common share – basic
Net income per common share attributable to common shareholders	$0.06	$0.15	$0.30		$0.58
Earnings per common share – diluted
Net income per common share attributable to common shareholders	$0.06	$0.15	$0.30		$0.57

Weighted average number of common shares outstanding – basic	218,808	229,508	218,879		233,348

Weighted average number of common shares outstanding – diluted	219,021	230,104	219,277		233,949

(a)	Includes $1,900 of termination fees recorded during the second quarter of 2018 related to the Toys "R" Us auction process whereby the Company was the winning bidder on two leases.

3rd Quarter 2018 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income attributable to common shareholders	$12,834	$33,542	$65,496	$134,480
Depreciation and amortization of depreciable real estate	42,861	50,867	131,226	155,857
Provision for impairment of investment properties	—	45,822	1,316	58,856
Gain on sales of depreciable investment properties	(1,407)	(73,082)	(33,747)	(230,874)
FFO attributable to common shareholders	$54,288	$57,149	$164,291	$118,319

FFO attributable to common shareholders per common share outstanding – diluted	$0.25	$0.25	$0.75	$0.51

FFO attributable to common shareholders	$54,288	$57,149	$164,291	$118,319
Impact on earnings from the early extinguishment of debt, net	4,892	3,006	5,944	71,675
Provision for hedge ineffectiveness	—	5	—	16
Gain on sale of non-depreciable investment property	(1,285)	—	(3,464)	—
Impact on earnings from executive separation (b)	—	(1,086)	1,737	(1,086)
Other (c)	100	207	323	188
Operating FFO attributable to common shareholders	$57,995	$59,281	$168,831	$189,112

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.26	$0.26	$0.77	$0.81

Weighted average number of common shares outstanding – diluted	219,021	230,104	219,277	233,949
Dividends declared per common share	$0.165625	$0.165625	$0.496875	$0.496875

Additional Information (d)
Lease-related expenditures (e)
Same store	$11,031	$6,002	$24,018	$19,704
Other investment properties (f)	$201	$3,916	$8,251	$15,274

Capital expenditures (g)
Same store	$7,480	$7,681	$19,573	$20,184
Other investment properties (f)	$1,998	$7,120	$5,481	$10,943

Straight-line rental income, net	$946	$1,849	$4,826	$3,109
Amortization of above and below market lease intangibles and lease inducements	$281	$240	$3,002	$938
Non-cash ground rent expense (h)	$440	$534	$1,405	$1,617

Adjusted EBITDAre (a)	$74,647	$80,137	$220,363	$253,808

(a)	Refer to pages 20 – 21 for definitions of FFO attributable to common shareholders, Operating FFO attributable to common shareholders and Adjusted EBITDAre.

(b)	Reflected as a (decrease) increase within "General and administrative expenses" in the condensed consolidated statements of operations.

(c)
Primarily consists of the impact on earnings from litigation involving the Company, including actual or anticipated settlement and associated legal costs, which are included in "Other income (expense), net" in the condensed consolidated statements of operations.

(d)
The same store portfolio for the three and nine months ended September 30, 2018 consists of 102 retail operating properties. Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures.

(e)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(f)	Expenditures are primarily associated with Schaumburg Towers prior to its disposition on May 31, 2018.

(g)	Consists of payments for building, site and other improvements, net of anticipated recoveries, and excludes developments in progress.

(h)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

3rd Quarter 2018 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	September 30, 2018	December 31, 2017
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $6,146 and $5,618, respectively)	$27,624	$25,605
Straight-line receivables (net of allowances of $1,577 and $949, respectively)	46,999	46,073
Total	$74,623	$71,678

Other Assets, Net
Deferred costs, net	$33,824	$32,146
Restricted cash – 1031 Exchanges (a)	—	54,087
Restricted cash – other (b)	7,734	7,063
Fair value of derivatives	5,562	1,086
Other assets, net	30,982	30,789
Total	$78,102	$125,171

Other Liabilities
Unearned income	$13,352	$14,976
Straight-line ground rent liability	30,451	32,513
Other liabilities	32,754	22,009
Total	$76,557	$69,498

Developments in Progress
Active developments/redevelopments (c)	$23,106	$33,022

Supplemental Statements of Operations Detail
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018		2017
Rental Income
Base rent	$88,762	$97,836	$267,047		$308,696
Percentage and specialty rent	986	1,052	3,201		4,225
Straight-line rent	946	1,849	4,826		3,109
Amortization of above and below market lease intangibles and lease inducements	281	240	3,002		938
Total	$90,975	$100,977	$278,076		$316,968

Other Property Income
Lease termination income	$196	$188	$1,423		$2,310
Other property income	1,149	1,330	3,554		3,939
Total	$1,345	$1,518	$4,977		$6,249

Operating Expense Supplemental Information
Bad debt expense, net	$598	$105	$1,448		$927
Non-cash ground rent expense (d)	$440	$534	$1,405		$1,617
Lease termination fee expense (e)	$—	$—	$1,900	(e)	$—

General and Administrative Expense Supplemental Information
Non-cash amortization of stock-based compensation	$1,599	$934	$5,328		$4,483

Additional Supplemental Information
Capitalized compensation costs – development and capital projects	$790	$376	$1,960		$1,254
Capitalized internal leasing incentives	$71	$98	$241		$287
Capitalized interest	$98	$150	$348		$316

(a)	Represents disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges).

(b)	Consists of lenders' escrows and funds restricted through lender or other agreements.

(c)	Represents the active redevelopments at Reisterstown Road Plaza and the redevelopment portion of Circle East, formerly known as Towson Circle. See page 10 for further details.

(d)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

(e)
Represents termination fee recorded during the second quarter of 2018 within "Operating expenses" in the condensed consolidated statements of operations related to the Toys "R" Us auction process whereby the Company was the winning bidder on two leases.

3rd Quarter 2018 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of September 30, 2018
	2018	2017	Change

Number of retail operating properties in same store portfolio	102	102	—

Occupancy	92.1%	92.8%	(0.7)%

Percent leased (b)	94.1%	93.9%	0.2%

Same Store NOI (c)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change

Base rent	$82,776	$81,503		$247,315	$244,414
Percentage and specialty rent	856	717		2,676	2,682
Tenant recovery income	25,326	24,388		75,421	72,478
Other property operating income (d)	1,107	1,053		3,337	2,949
	110,065	107,661		328,749	322,523

Property operating expenses (e)	14,876	15,158		44,950	45,269
Bad debt expense, net	474	213		1,230	729
Real estate taxes	17,221	17,616		52,104	50,866
	32,571	32,987		98,284	96,864

Same Store NOI (c)	$77,494	$74,674	3.8%	$230,465	$225,659	2.1%

(a)
For the three and nine months ended September 30, 2018, the Company's same store portfolio consists of 102 retail operating properties and excludes (i) properties acquired or placed in service and stabilized during 2017 and 2018, (ii) Reisterstown Road Plaza, which is in active redevelopment, (iii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment, (iv) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, and (v) investment properties sold or classified as held for sale during 2017 and 2018, including Schaumburg Towers.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)	Consists of all operating items included in "Other property income" in the condensed consolidated statements of operations, which include all items other than lease termination fee income.

(e)
Consists of all property operating items included in "Operating expenses" in the condensed consolidated statements of operations, which include all items other than lease termination fee expense, straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash).

3rd Quarter 2018 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratio)

Capitalization Data
	September 30, 2018	December 31, 2017
Equity Capitalization
Common stock shares outstanding (a)	217,852	219,237
Common stock share price	$12.19	$13.44
Total equity capitalization	$2,655,616	$2,946,545

Debt Capitalization
Mortgages payable (b)	$206,202	$287,238
Unsecured notes payable (c)	700,000	700,000
Unsecured term loans (d)	450,000	550,000
Unsecured revolving line of credit	209,000	216,000
Total debt capitalization	$1,565,202	$1,753,238

Total capitalization at end of period	$4,220,818	$4,699,783

Calculation of Net Debt to Adjusted EBITDAre Ratio (e)

	September 30, 2018	December 31, 2017

Total notional debt	$1,565,202	$1,753,238
Less: consolidated cash and cash equivalents	(29,702)	(25,185)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	—	(54,087)
Total net debt	$1,535,500	$1,673,966
Annualized Adjusted EBITDAre	$298,588	$302,332
Net Debt to Adjusted EBITDAre (f)	5.1x	5.5x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $837 and $1,024, discount of $(547) and $(579), and capitalized loan fees of $(388) and $(615), net of accumulated amortization, as of September 30, 2018 and December 31, 2017, respectively.

(c)
Unsecured notes payable excludes discount of $(764) and $(853) and capitalized loan fees of $(3,027) and $(3,399), net of accumulated amortization, as of September 30, 2018 and December 31, 2017, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(2,250) and $(2,730), net of accumulated amortization, as of September 30, 2018 and December 31, 2017, respectively.

(e)	Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of this ratio calculation, annualized three months ended figures were used.

3rd Quarter 2018 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2021, 2024, 2026 and 2028 (a)

		Covenant		September 30, 2018

Leverage ratio (b)		< 60.0%	(b)	31.2%

Secured leverage ratio (b)	Unsecured Credit Facility and Term Loan Due 2023: Notes Due 2021, 2024, 2026 and 2028:	< 45.0% < 40.0%	(b)	4.1%

Fixed charge coverage ratio (c)		> 1.50x		3.6x

Interest coverage ratio (d)		> 1.50x		4.1x

Unencumbered leverage ratio (b)		< 60.0%	(b)	30.0%

Unencumbered interest coverage ratio		> 1.75x		5.6x

Notes Due 2025 (e)
	Covenant	September 30, 2018

Leverage ratio (f)	< 60.0%	32.2%

Secured leverage ratio (f)	< 40.0%	4.2%

Debt service coverage ratio (g)	> 1.50x	4.5x

Unencumbered assets to unsecured debt ratio	> 150%	326%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loan due 2021 and the unsecured revolving line of credit) as well as covenant definitions, refer to the Fifth Amended and Restated Credit Agreement filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 2, 2018. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016 and the First Amendment to the Term Loan Agreement filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 1, 2018. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016.

(b)	Based upon a capitalization rate of 6.50%.

(c)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2026 and 2028. This ratio is based upon consolidated debt service, including interest expense and principal amortization, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to the Company's Notes Due 2021, 2024, 2026 and 2028.

(e)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture referenced in footnote (e) above.

(g)
Based upon interest expense and excludes principal amortization. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

3rd Quarter 2018 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of September 30, 2018
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$206,202	4.65%	4.8 years

Unsecured notes payable:
Senior notes – 4.12% due 2021	100,000	4.12%	2.8 years
Senior notes – 4.58% due 2024	150,000	4.58%	5.8 years
Senior notes – 4.00% due 2025	250,000	4.00%	6.5 years
Senior notes – 4.08% due 2026	100,000	4.08%	8.0 years
Senior notes – 4.24% due 2028	100,000	4.24%	10.3 years
Total unsecured notes payable (b)	700,000	4.19%	6.5 years

Unsecured credit facility:
Term loan due 2021 – fixed rate (c)	250,000	3.20%	2.3 years
Revolving line of credit – variable rate	209,000	3.29%	3.6 years
Total unsecured credit facility (b)	459,000	3.24%	2.9 years

Term Loan Due 2023 – fixed rate (b) (d)	200,000	2.96%	5.1 years

Total consolidated indebtedness	$1,565,202	3.82%	5.1 years

Consolidated Debt Maturity Schedule as of September 30, 2018

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (e)	Total	% of Total	WA Rates on Total Debt (a)

2018	$752	4.47%	$—	—	$752	0.0%	4.47%
2019	3,090	4.47%	—	—	3,090	0.2%	4.47%
2020	3,228	4.48%	—	—	3,228	0.2%	4.48%
2021	372,080	3.56%	—	—	372,080	23.8%	3.56%
2022	113,946	4.90%	209,000	3.29%	322,946	20.6%	3.86%
2023	231,758	3.12%	—	—	231,758	14.8%	3.12%
2024	151,737	4.57%	—	—	151,737	9.7%	4.57%
2025	251,809	4.00%	—	—	251,809	16.1%	4.00%
2026	101,884	4.08%	—	—	101,884	6.5%	4.08%
2027	21,409	4.46%	—	—	21,409	1.4%	4.46%
Thereafter	104,509	4.22%	—	—	104,509	6.7%	4.22%
Total	$1,356,202	3.90%	$209,000	3.29%	$1,565,202	100.0%	3.82%

(a)
Interest rates presented exclude the impact of premium, discount and capitalized loan fee amortization. As of September 30, 2018, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.02%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $837, discount of $(547) and capitalized loan fees of $(388), net of accumulated amortization, as of September 30, 2018. Unsecured notes payable excludes discount of $(764) and capitalized loan fees of $(3,027), net of accumulated amortization, as of September 30, 2018. Term loans exclude capitalized loan fees of $(2,250), net of accumulated amortization, as of September 30, 2018. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through January 5, 2021. The applicable credit spread was 1.20% as of September 30, 2018.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% through November 22, 2018, and a fixed rate of 2.85% effective November 23, 2018 through November 22, 2023, plus a credit spread based on a leverage grid ranging from 1.70% to 2.55%. The applicable credit spread was 1.70% as of September 30, 2018.

(e)	Represents interest rates as of September 30, 2018.

3rd Quarter 2018 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of September 30, 2018
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 9/30/2018
Consolidated Indebtedness
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	$18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	687
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	33,643
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Gateway Village	01/01/23	4.14%		Fixed	Secured	33,692
Northgate North	06/01/27	4.50%		Fixed	Secured	25,469
The Shoppes at Union Hill	06/01/31	3.75%		Fixed	Secured	13,935
Mortgages payable (b)						206,202

Senior notes – 4.12% due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes – 4.58% due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes – 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Senior notes – 4.08% due 2026	09/30/26	4.08%		Fixed	Unsecured	100,000
Senior notes – 4.24% due 2028	12/28/28	4.24%		Fixed	Unsecured	100,000
Unsecured notes payable (b)						700,000

Term loan due 2021	01/05/21	3.20%	(c)	Fixed	Unsecured	250,000
Revolving line of credit	04/22/22	3.29%		Variable	Unsecured	209,000
Unsecured credit facility (b)						459,000

Term Loan Due 2023 (b)	11/22/23	2.96%	(d)	Fixed	Unsecured	200,000

Total consolidated indebtedness	10/18/23	3.82%				$1,565,202

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of September 30, 2018, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 4.02%.

(b)
Mortgages payable excludes mortgage premium of $837, discount of $(547) and capitalized loan fees of $(388), net of accumulated amortization, as of September 30, 2018. Unsecured notes payable excludes discount of $(764) and capitalized loan fees of $(3,027), net of accumulated amortization, as of September 30, 2018. Term loans exclude capitalized loan fees of $(2,250), net of accumulated amortization, as of September 30, 2018.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through January 5, 2021. The applicable credit spread was 1.20% as of September 30, 2018.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% through November 22, 2018, and a fixed rate of 2.85% effective November 23, 2018 through November 22, 2023, plus a credit spread based on a leverage grid ranging from 1.70% to 2.55%. The applicable credit spread was 1.70% as of September 30, 2018.

3rd Quarter 2018 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of September 30, 2018
(dollar amounts in thousands)

Property and Metropolitan Statistical Area (MSA)	Estimated Project Commercial GLA	Estimated Project Multi-Family Rental Units (MFR)	JV / Air Rights	Projected Net RPAI Investment (a)	Net Costs Inception to Date		Projected Incremental Return on Cost (b)	Anticipated Commencement	Targeted Stabilization (c)	Property Included in Same Store Portfolio (d)	Project Description

Active Projects
Reisterstown Road Plaza (Baltimore MSA)	40,500	—	n/a	$10,500	$8,817		10.5%–11.0%	n/a	Q4 2018	No	Reconfigured existing space and facade renovation; redevelopment GLA is 100% leased and 75% occupied
Circle East (e) (Baltimore MSA)	79,000	370	MFR: Air rights sale	$33,000–$35,000	$9,054	(f)	8.0%–10.0%	n/a	Q4 2020	No (e)	Mixed-use redevelopment that will include double-sided street level retail with approximately 370 third-party-owned multi-family rental units above
Near-Term Projects
Plaza del Lago – MFR (Chicago MSA)	—	18	n/a	$700–$850	n/a		8.0%–11.0%	Q4 2018	Q3 2019	No (g)	Reconfiguration of existing 15 multi-family rental units
Downtown Crown (Washington, D.C. MSA)	36,000	—	n/a	$13,000–$15,000	n/a		6.0%–7.0%	Q2–Q3 2019	Q2–Q3 2021	Yes	Vacant pad development
Main Street Promenade (h) (Chicago MSA)	18,900	74	TBD	$25,000–$30,000	n/a		6.5%–8.0%	Q2–Q3 2019	Q2–Q3 2021	No (g)	Vacant pad development
One Loudoun Downtown – Pads G & H (Washington, D.C. MSA)	66,600	378	MFR: 90%/10% JV	$120,000–$131,000	n/a		6.0%–7.0%	Q1–Q2 2019	Q2–Q3 2022	Yes	Vacant pad development. See site plan on page 12
Carillon – Phase One (h) (Washington, D.C. MSA)	225,800	350	MFR: 95%/5% JV (i) MOB: 95%/5% JV (i)	$194,000–$215,000	n/a		6.0%–7.0%	Q2–Q3 2019	Q3–Q4 2022	No	Phased project that will include retail, multi-family rental and medical office use. See site plan on page 13

(a)
Net costs represent the Company's estimated share of the project costs, net of proceeds from land sales, sales of air rights, reimbursement from third parties and excludes contributions from project partners, as applicable.

(b)
Projected Incremental Return on Cost (ROC) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by incremental cost. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROC does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(c)	Targeted stabilization represents the projected date of the redevelopment reaching 90% occupancy, but generally no later than one year from the completion of major construction activity.

(d)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and pad developments are generally not considered to significantly impact the existing property's NOI, and therefore, the existing properties have not been removed from the Company's same store portfolio if they otherwise met the criteria to be included in the Company's same store portfolio as of September 30, 2018.

(e)
Circle East is the rebranded combined retail and entertainment destination of the Company's existing operating property Towson Square (which is included in the Company's same store portfolio) and the redevelopment at Towson Circle (which has been excluded from the Company's same store portfolio due to the ongoing redevelopment).

(f)	Net costs inception to date are net of proceeds of $11,820 received in the first quarter of 2018 from the sale of air rights to a third party to develop the multi-family rental units.

(g)	Property was acquired subsequent to December 31, 2016, and as such, does not meet the criteria to be included in the Company's same store portfolio as of September 30, 2018.

(h)	Project remains subject to the approval of the Company's Investment Committee and/or Board of Directors.

(i)
Carillon – Phase One anticipates two separate joint venture (JV) arrangements based on negotiated terms: (i) a 95% owned JV related to the MFR and (ii) a 95% owned JV related to the medical office building (MOB). The joint venture agreements have not been executed as of September 30, 2018.

The Company cannot guarantee that (i) ROC will be generated at the percentage listed or at all, (ii) total net costs associated with these projects will be equal to the total estimated net costs, (iii) project commencement or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROC and total estimated net costs reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

3rd Quarter 2018 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of September 30, 2018 (continued)
(dollar amounts in thousands)

The Company has identified the following potential redevelopment, expansion and pad development opportunities to redevelop significant portions of the property, add stand-alone buildings, convert previously under-utilized space or develop additional commercial GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the redevelopment, expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Estimated Project Commercial GLA	Estimated Project MFR	Residential Unit Rights Under Contract for Sale

Redevelopment, Expansion and Pad Development Opportunities
Carillon – Future Phases (b)	Washington, D.C.	No	975,000	2,650
Southlake Town Square	Dallas	Yes	275,000
One Loudoun Downtown – Pad T and Future Phases (c)	Washington, D.C.	Yes	87,000 – 115,000		22
Merrifield Town Center II (b)	Washington, D.C.	Yes	80,000 – 100,000	350 – 400
Tysons Corner (b)	Washington, D.C.	Yes	50,000 – 75,000	350 – 450
Plaza del Lago – Future Phase	Chicago	No (d)	20,600
Reisterstown Road Plaza	Baltimore	No (e)	8,000 – 12,000
Lakewood Towne Center	Seattle	Yes	10,500
Gateway Plaza	Dallas	Yes	8,000
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000
Edwards Multiplex – Ontario, CA	Riverside-San Bernadino	Yes	3,000

Property Name	MSA	Included in Same store portfolio (a)	Projected Net RPAI Investment (a)	Net Costs Inception to Date	Project Commercial GLA	Completion	Projected Incremental Return on Cost (a)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel	Dallas	Yes	$2,872	$2,872	15,030	Q4 2015	11.3%	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing	Dallas	Yes	$3,468	$3,468	21,000	Q3 2016	9.9%	21,000 sq. ft. multi-tenant retail
Heritage Square	Seattle	Yes	$1,507	$1,507	4,200	Q3 2016	11.2%	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King's Grant	Charlotte	Yes	$2,470	$2,470	32,500	Q2 2017	14.7%	32,500 sq. ft. multi-tenant retail
Shops at Park Place	Dallas	Yes	$3,956	$3,956	25,040	Q2 2017	9.1%	25,040 sq. ft. pad development
Lakewood Towne Center	Seattle	Yes	$1,900	$1,900	4,500	Q3 2017	7.3%	4,500 sq. ft. pad development

(a)	See footnote (d), (a) and (b) on page 10 regarding the Company's same store portfolio, projected net RPAI investment and projected incremental return on cost, respectively.

(b)	Project may require demolition of a portion of the property's existing GLA.

(c)
One Loudoun Downtown – Future Phases includes three vacant parcels that have been identified as future pad development opportunities of up to 136,000 sq. ft. of commercial GLA. In addition, as of September 30, 2018, the property is under contract for the phased sale of a land parcel with rights to develop 22 residential units. The first phase of the land parcel sale and rights to develop eight residential units closed on July 9, 2018. See site plan on page 12.

(d)	Property was acquired subsequent to December 31, 2016, and as such, does not meet the criteria to be included in the Company's same store portfolio as of September 30, 2018.

(e)	Property is an active redevelopment, and as such, does not meet the criteria to be included in the Company's same store portfolio as of September 30, 2018.

3rd Quarter 2018 Supplemental Information	11

Retail Properties of America, Inc.
Development Projects as of September 30, 2018 (continued)
One Loudoun Downtown Site Plan

ONE LOUDOUN DOWNTOWN

LEGEND

PAD G and H
66,600 SQ. FT.
378 residential units

PAD T
10,000–25,000 SQ. FT.

UNDER CONTRACT FOR SALE

FUTURE PHASES
77,000–90,000 SQ. FT.

EXISTING GLA
RETAIL 328,000 SQ. FT.
OFFICE 135,000 SQ. FT.

NORTH PARK DRIVE
Townhomes under construction
(not owned by RPAI)
22 Residential Units
8 Resi Units
(not owned by RPAI)
PARKING GARAGE
780 Spaces
FUTURE PHASE
Pad G
EXCHANGE STREET
THORNDIKE STREET
RUSSELL BRANCH PKWY
FUTURE PHASE
Pad H
PARKING GARAGE
438 Spaces
Pad T
FUTURE PHASE

3rd Quarter 2018 Supplemental Information	12

Retail Properties of America, Inc.
Development Projects as of September 30, 2018 (continued)
Carillon Site Plan

CARILLON

LEGEND

PHASE 1
225,800 SQ. FT.
350 residential units

FUTURE PHASES

EXISTING GLA SHOWN
46,200 SQ. FT.

PROJECT BOUNDARY

FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
Arena Drive
Interstate 495
Pad 1
Park
Pad 3
Pad 2
Prince George's County Hospital & University of Maryland Medical School
Future Hospital Expansion
Largo Town Center Metro Station

3rd Quarter 2018 Supplemental Information	13

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Nine Months Ended September 30, 2018
(amounts in thousands, except square footage amounts)

Acquisitions
The Company did not acquire any properties during the nine months ended September 30, 2018.
Property Dispositions

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid	Prepayment Premium

Crown Theater	January 19, 2018	Single-user retail	74,200	$6,900	$—	$—
Cranberry Square	February 15, 2018	Multi-tenant retail	195,200	23,500	—	—
Rite Aid Store (Eckerd) – Crossville, TN	March 7, 2018	Single-user retail	13,800	1,800	—	—
Home Depot Plaza	March 20, 2018	Multi-tenant retail	135,600	16,250	10,750	974
Governor's Marketplace	March 21, 2018	Multi-tenant retail	243,100	23,500	—	—
Stony Creek I & Stony Creek II (a)	March 28, 2018	Multi-tenant retail	204,800	32,800	—	—
CVS Pharmacy – Lawton, OK	April 19, 2018	Single-user retail	10,900	1,600	—	—
Schaumburg Towers	May 31, 2018	Office	895,400	86,600	—	—

Total 2018 property dispositions (through September 30, 2018)			1,773,000	$192,950	$10,750	$974

(a)	The terms of the disposition of Stony Creek I and Stony Creek II were negotiated as a single transaction.

Development Transactions

Property Name	Transaction Date	Transaction	Consideration

Circle East – redevelopment portion	March 7, 2018	Sale of air rights	$11,970
One Loudoun Downtown	July 9, 2018	Sale of land parcel and development rights (b)	1,800

Total 2018 development transactions (through September 30, 2018)			$13,770

(b)
During the nine months ended September 30, 2018, the Company disposed of the first phase of a land parcel and the rights to develop eight residential units. The Company is under contract to sell the remaining two phases consisting of land and the rights to develop 22 residential units, which are expected to close by early 2019.

There have been no acquisitions or dispositions subsequent to September 30, 2018.

3rd Quarter 2018 Supplemental Information	14

Retail Properties of America, Inc.
Retail Market Summary as of September 30, 2018
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Top 25 MSAs
Dallas	19	$81,402	24.1%	$22.35	3,938	20.6%	92.5%	93.2%
Washington, D.C.	8	36,189	10.7%	27.81	1,388	7.3%	93.8%	97.6%
New York	9	35,504	10.5%	28.61	1,292	6.7%	96.0%	97.5%
Chicago	8	28,842	8.5%	23.30	1,358	7.1%	91.2%	94.1%
Seattle	8	21,326	6.3%	15.67	1,477	7.7%	92.1%	93.5%
Atlanta	9	18,661	5.5%	13.79	1,513	7.9%	89.4%	94.2%
Houston	9	15,286	4.5%	14.75	1,141	6.0%	90.9%	93.3%
Baltimore	4	13,465	4.0%	17.41	865	4.5%	89.4%	90.1%
San Antonio	3	12,716	3.8%	17.65	721	3.8%	99.8%	100.0%
Phoenix	3	10,188	3.0%	17.60	632	3.3%	91.6%	94.2%
Los Angeles	1	5,286	1.5%	28.25	255	1.3%	73.4%	73.4%
Riverside	1	4,607	1.4%	15.76	292	1.5%	100.0%	100.0%
St. Louis	1	4,110	1.2%	9.62	453	2.4%	94.3%	94.3%
Charlotte	1	2,555	0.8%	12.19	320	1.7%	65.6%	75.3%
Tampa	1	2,379	0.7%	19.52	126	0.7%	97.0%	97.0%
Subtotal	85	292,516	86.5%	20.20	15,771	82.5%	91.8%	93.8%

Non-Top 25 MSAs by State
Texas	7	13,653	4.0%	14.38	1,002	5.2%	94.8%	95.2%
Michigan	1	6,934	2.1%	23.71	332	1.8%	88.1%	91.9%
Massachusetts	2	6,866	2.0%	11.58	643	3.4%	92.2%	92.2%
Virginia	1	4,966	1.5%	18.00	308	1.6%	89.7%	89.7%
Washington	1	4,157	1.2%	12.97	378	2.0%	84.8%	96.9%
Tennessee	2	4,009	1.2%	11.45	364	1.9%	96.2%	96.2%
Maryland	1	2,191	0.7%	20.62	113	0.6%	94.1%	94.1%
South Carolina	1	1,782	0.5%	13.19	141	0.7%	95.5%	95.5%
Connecticut	1	954	0.3%	16.39	58	0.3%	100.0%	100.0%
Subtotal	17	45,512	13.5%	14.77	3,339	17.5%	92.3%	94.1%

Total Multi-Tenant Retail	102	338,028	100.0%	19.24	19,110	100.0%	91.9%	93.9%

Single-User Retail	3	8,950		25.19	356		100.0%	100.0%

Total Retail Operating Portfolio (b)	105	$346,978		$19.36	19,466		92.1%	94.0%

(a)
Excludes $11,282 of multi-tenant retail ABR and 1,123 square feet of multi-tenant retail GLA attributable to (i) Reisterstown Road Plaza, which is in active redevelopment, (ii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment and (iii) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, which are located in the Washington, D.C. and Baltimore MSAs. Including these amounts, 87.0% of the Company's multi-tenant retail ABR and 83.5% of the Company's multi-tenant retail GLA is located in the top 25 MSAs.

(b)	Excludes 15 residential units.

3rd Quarter 2018 Supplemental Information	15

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of September 30, 2018
(square footage in thousands)

Total Retail Operating Portfolio:

	Top 25 MSAs		Non-Top 25 MSAs		Total Multi-Tenant Retail		Single-User Retail		Total Retail
Number of Properties	85		17		102		3		105
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	7,213	93.8%	1,642	95.0%	8,855	94.0%	356	100.0%	9,211	94.2%	95.8%
10,000-24,999 sq ft	3,093	90.6%	611	96.0%	3,704	91.5%	—	—%	3,704	91.5%	95.5%
Anchor	10,306	92.8%	2,253	95.2%	12,559	93.3%	356	100.0%	12,915	93.4%	95.7%

5,000-9,999 sq ft	2,193	92.2%	382	92.6%	2,575	92.3%	—	—	2,575	92.3%	93.2%
0-4,999 sq ft	3,272	88.5%	704	82.6%	3,976	87.5%	—	—	3,976	87.5%	88.9%
Non-Anchor	5,465	90.0%	1,086	86.1%	6,551	89.4%	—	—	6,551	89.4%	90.6%

Total	15,771	91.8%	3,339	92.3%	19,110	91.9%	356	100.0%	19,466	92.1%	94.0%

3rd Quarter 2018 Supplemental Information	16

Retail Properties of America, Inc.
Top Retail Tenants as of September 30, 2018
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of September 30, 2018. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy, Pacific Sales	13	$9,162	2.7%	$17.06	537	3.0%

Regal Entertainment Group	Edwards Cinema	2	6,968	2.0%	31.82	219	1.2%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, Cost Plus World Market	18	6,780	2.0%	14.13	480	2.7%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	22	6,671	1.9%	10.62	628	3.5%

AB Acquisition LLC	Safeway, Jewel-Osco, Tom Thumb	9	6,649	1.9%	13.68	486	2.7%

Ross Stores, Inc.	Ross Dress for Less	20	6,566	1.9%	11.24	584	3.3%

PetSmart, Inc.		18	5,861	1.7%	16.33	359	2.0%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	17	4,969	1.4%	12.97	383	2.1%

Ascena Retail Group, Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	40	4,727	1.4%	22.62	209	1.2%

Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store, Athleta	22	4,676	1.4%	18.41	254	1.4%

BJ's Wholesale Club, Inc.		2	4,659	1.3%	19.02	245	1.4%

Ahold U.S.A. Inc.	Stop & Shop	3	4,326	1.2%	23.64	183	1.0%

Lowe's Companies, Inc.		4	3,944	1.1%	6.47	610	3.4%

The Kroger Co.	Kroger, Harris Teeter, QFC	7	3,638	1.0%	10.42	349	1.9%

Party City Holdings Inc.		17	3,495	1.0%	14.09	248	1.4%

Mattress Firm Holding Corp.	Mattress Firm, Sleep Experts	24	3,427	1.0%	28.80	119	0.7%

Office Depot, Inc.	Office Depot, OfficeMax	11	3,417	1.0%	13.83	247	1.4%

Barnes & Noble, Inc.		7	3,415	1.0%	19.85	172	0.9%

Pier 1 Imports, Inc.		16	3,172	0.9%	19.70	161	0.9%

Petco Animal Supplies, Inc.		13	3,051	0.9%	16.95	180	1.0%
Total Top Retail Tenants		285	$99,573	28.7%	$14.97	6,653	37.1%

3rd Quarter 2018 Supplemental Information	17

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of September 30, 2018 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q3 2018	140	999	$22.13	$20.81	6.3%	6.0	$12.74
Q2 2018	128	689	$21.43	$20.41	5.0%	5.4	$8.46
Q1 2018	97	637	$22.22	$20.88	6.4%	4.7	$11.82
Q4 2017	126	665	$24.15	$20.77	16.3%	7.0	$29.78
Total – 12 months	491	2,990	$22.38	$20.72	8.0%	5.8	$15.35

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2018	86	671	$20.27	$19.15	5.8%	5.2	$1.27
Q2 2018	91	527	$21.69	$20.64	5.1%	4.6	$0.60
Q1 2018	80	523	$21.86	$20.71	5.6%	4.2	$2.41
Q4 2017	73	311	$22.38	$21.30	5.1%	4.7	$1.39
Total – 12 months	330	2,032	$21.37	$20.27	5.4%	4.7	$1.41

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2018	19	110	$33.40	$30.92	8.0%	10.8	$65.83
Q2 2018	13	74	$19.60	$18.77	4.4%	7.3	$27.83
Q1 2018	5	14	$35.28	$26.90	31.2%	8.8	$58.08
Q4 2017	25	176	$27.26	$19.84	37.4%	9.4	$62.09
Total – 12 months	62	374	$27.86	$23.16	20.3%	9.6	$56.30

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2018	35	218	$23.60	n/a	n/a	4.8	$21.10
Q2 2018	24	88	$23.07	n/a	n/a	8.1	$39.36
Q1 2018	12	100	$15.10	n/a	n/a	6.9	$54.54
Q4 2017	28	178	$22.05	n/a	n/a	8.0	$47.28
Total – 12 months	99	584	$21.60	n/a	n/a	6.6	$37.55

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

3rd Quarter 2018 Supplemental Information	18

Retail Properties of America, Inc.
Retail Lease Expirations as of September 30, 2018
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of September 30, 2018, of lease expirations scheduled to occur during the remainder of 2018 and each of the nine calendar years from 2019 to 2027 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of September 30, 2018. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2018	72	$6,465	1.9%	$25.16	$6,465	$25.16	257	1.4%	1.3%
2019	350	41,959	12.1%	21.56	42,044	21.61	1,946	10.9%	10.0%
2020	330	37,631	10.8%	20.10	38,336	20.48	1,872	10.4%	9.6%
2021	292	43,242	12.5%	20.08	44,212	20.54	2,153	12.0%	11.1%
2022	306	48,490	14.0%	16.66	50,017	17.19	2,910	16.2%	15.0%
2023	314	46,980	13.6%	19.10	49,057	19.94	2,460	13.7%	12.7%
2024	226	35,599	10.2%	18.15	38,945	19.86	1,961	11.0%	10.0%
2025	105	20,456	5.9%	17.15	22,360	18.74	1,193	6.7%	6.1%
2026	78	15,701	4.5%	21.75	18,106	25.08	722	4.0%	3.7%
2027	79	12,923	3.7%	15.88	14,659	18.01	814	4.6%	4.2%
Thereafter	115	36,186	10.4%	22.93	43,144	27.34	1,578	8.8%	8.1%
Month to month	18	1,346	0.4%	24.47	1,346	24.47	55	0.3%	0.3%
Leased Total	2,285	$346,978	100.0%	$19.36	$368,691	$20.57	17,921	100.0%	92.1%

Leases signed but not commenced	39	$7,578	—	$20.21	$8,702	$23.21	375	—	1.9%
Available							1,170	—	6.0%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2018	4	$1,934	0.6%	$23.88	$1,934	$23.88	81	0.4%	0.4%
2019	35	17,557	5.1%	16.59	17,564	16.60	1,058	5.9%	5.4%
2020	42	15,385	4.4%	14.74	15,572	14.92	1,044	5.8%	5.4%
2021	51	22,821	6.6%	15.90	22,960	16.00	1,435	8.0%	7.4%
2022	60	27,208	7.9%	12.54	27,541	12.69	2,170	12.1%	11.2%
2023	58	23,268	6.7%	14.11	23,535	14.27	1,649	9.2%	8.5%
2024	50	17,454	5.0%	12.56	18,561	13.35	1,390	7.8%	7.1%
2025	26	10,901	3.1%	12.37	11,622	13.19	881	4.9%	4.5%
2026	23	8,464	2.4%	17.31	9,324	19.07	489	2.7%	2.5%
2027	15	6,029	1.7%	10.29	6,557	11.19	586	3.3%	3.0%
Thereafter	37	25,728	7.4%	20.04	30,229	23.54	1,284	7.2%	6.6%
Month to month	—	—	—%	—	—	—	—	—%	—%
Leased Total	401	$176,749	50.9%	$14.65	$185,399	$15.36	12,067	67.3%	62.0%

Leases signed but not commenced	14	$5,273	—	$17.94	$6,074	$20.66	294	—	1.5%
Available							554	—	2.8%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2018	68	$4,531	1.3%	$25.74	$4,531	$25.74	176	1.0%	0.9%
2019	315	24,402	7.0%	27.48	24,480	27.57	888	5.0%	4.6%
2020	288	22,246	6.4%	26.87	22,764	27.49	828	4.6%	4.2%
2021	241	20,421	5.9%	28.44	21,252	29.60	718	4.0%	3.7%
2022	246	21,282	6.1%	28.76	22,476	30.37	740	4.1%	3.8%
2023	256	23,712	6.9%	29.24	25,522	31.47	811	4.5%	4.2%
2024	176	18,145	5.2%	31.78	20,384	35.70	571	3.2%	2.9%
2025	79	9,555	2.8%	30.63	10,738	34.42	312	1.8%	1.6%
2026	55	7,237	2.1%	31.06	8,782	37.69	233	1.3%	1.2%
2027	64	6,894	2.0%	30.24	8,102	35.54	228	1.3%	1.2%
Thereafter	78	10,458	3.0%	35.57	12,915	43.93	294	1.6%	1.5%
Month to month	18	1,346	0.4%	24.47	1,346	24.47	55	0.3%	0.3%
Leased Total	1,884	$170,229	49.1%	$29.08	$183,292	$31.31	5,854	32.7%	30.1%

Leases signed but not commenced	25	$2,305	—	$28.46	$2,628	$32.44	81	—	0.4%
Available							616	—	3.2%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

3rd Quarter 2018 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units and residential units, of which the Company owned 62,000 square feet of managed storage space and 15 residential units as of September 30, 2018.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, gain on sale and impairment charges on assets other than depreciable real estate, litigation involving the Company, including actual or anticipated settlement and associated legal costs, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than straight-line rental income (non-cash), amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense, straight-line ground rent expense (non-cash) and amortization of acquired ground lease intangibles (non-cash). NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

3rd Quarter 2018 Supplemental Information	20

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the three and nine months ended September 30, 2018 represents NOI from the Company's same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2017. NOI from Other Investment Properties for the three and nine months ended September 30, 2018 represents NOI primarily from (i) properties acquired during 2017, (ii) Reisterstown Road Plaza, which is in active redevelopment, (iii) the redevelopment portion of Circle East, formerly known as Towson Circle, which is in active redevelopment, (iv) Carillon, formerly known as Boulevard at the Capital Centre, where the Company has begun activities in anticipation of future redevelopment, (v) the properties that were sold or held for sale in 2017 and 2018, including Schaumburg Towers, and (vi) the net income from the Company's wholly-owned captive insurance company.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
EBITDAre and Adjusted EBITDAre
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on depreciable property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains (or losses) from sales of depreciable property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. The Company has adopted the NAREIT definition in its computation of EBITDAre as it believes it provides a basis for comparing the Company's performance to that of other REITs. The Company also reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as (i) the impact on earnings from executive separation, (ii) impairment charges on non-depreciable real estate and (iii) gains on the sale of non-depreciable real estate, if any. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to "Net income" or "Net income attributable to common shareholders" as indicators of the Company's financial performance. Comparison of the Company's presentation of Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company's presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

3rd Quarter 2018 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income attributable to common shareholders	$12,834	$33,542	$65,496	$134,480
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	—	2,362	—	7,087
Gain on sales of investment properties	(2,692)	(73,082)	(37,211)	(230,874)
Depreciation and amortization	43,169	51,469	132,107	157,268
Provision for impairment of investment properties	—	45,822	1,316	58,856
General and administrative expenses	9,160	7,785	31,929	29,368
Interest expense	21,336	21,110	56,918	128,077
Straight-line rental income, net	(946)	(1,849)	(4,826)	(3,109)
Amortization of acquired above and below market lease intangibles, net	(540)	(482)	(3,748)	(1,762)
Amortization of lease inducements	259	242	746	824
Lease termination fees, net	(196)	(188)	477	(2,310)
Straight-line ground rent expense	580	674	1,825	2,037
Amortization of acquired ground lease intangibles	(140)	(140)	(420)	(420)
Other (income) expense, net	(303)	76	(853)	(380)
NOI	82,521	87,341	243,756	279,142
NOI from Other Investment Properties	(5,027)	(12,667)	(13,291)	(53,483)
Same Store NOI	$77,494	$74,674	$230,465	$225,659

3rd Quarter 2018 Supplemental Information	22

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	September 30, 2018	December 31, 2017

Mortgages payable, net	$206,104	$287,068
Unsecured notes payable, net	696,209	695,748
Unsecured term loans, net	447,750	547,270
Unsecured revolving line of credit	209,000	216,000
Total	1,559,063	1,746,086
Mortgage premium, net of accumulated amortization	(837)	(1,024)
Mortgage discount, net of accumulated amortization	547	579
Unsecured notes payable discount, net of accumulated amortization	764	853
Capitalized loan fees, net of accumulated amortization	5,665	6,744
Total notional debt	1,565,202	1,753,238
Less: consolidated cash and cash equivalents	(29,702)	(25,185)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	—	(54,087)
Total net debt	$1,535,500	$1,673,966

Reconciliation of Net Income to Adjusted EBITDAre

	Three Months Ended
	September 30, 2018	December 31, 2017

Net income	$12,834	$109,924
Interest expense	21,336	18,015
Depreciation and amortization	43,169	46,598
Gain on sales of depreciable investment properties	(1,407)	(107,101)
Provision for impairment of depreciable investment properties	—	8,147
EBITDAre	$75,932	$75,583
Gain on sale of non-depreciable investment property	(1,285)	—
Adjusted EBITDAre	$74,647	$75,583
Annualized Adjusted EBITDAre	$298,588	$302,332

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income	$12,834	$35,904	$65,496	$141,567
Interest expense	21,336	21,110	56,918	128,077
Depreciation and amortization	43,169	51,469	132,107	157,268
Gain on sales of depreciable investment properties	(1,407)	(73,082)	(33,747)	(230,874)
Provision for impairment of depreciable investment properties	—	45,822	1,316	58,856
EBITDAre	75,932	81,223	222,090	254,894
Gain on sale of non-depreciable investment property	(1,285)	—	(3,464)	—
Impact on earnings from executive separation	—	(1,086)	1,737	(1,086)
Adjusted EBITDAre	$74,647	$80,137	$220,363	$253,808

3rd Quarter 2018 Supplemental Information	23